Exhibit 99-2

SOURCE: VGTel, Inc.

August 26, 2011 17:00 ET

VGTel, Inc., Moves Into Film Production and Live Entertainment Events; Appoints New CEO

NEW YORK, NY--(Marketwire - Aug 26, 2011) - VGTel, Inc. (OTCBB: VGTL) (OTCQB: VGTL) announces the appointment of Peter W. Shafran, attorney and concert producer, as its new Chief Executive Officer.

Mr. Shafran has been practicing law for over 25 years. Serving as the Executive Producer of River Spirit Music, he produced and promoted concerts in the Hudson Valley region. Peter Shafran received a Bachelor of Arts degree in Psychology from SUNY Binghamton, and a J.D. degree from Hofstra University School of Law.

"I am excited to be involved as VGTel moves into film production and live Broadway, stage, musical, online and simulcast events. Working with talented and creative people from the entertainment industry, we have a full slate of production projects on tap with many in the planning and development stage," states Shafran.

About VGTel

VGTel is a digital media firm actively pursuing the online distribution of digital entertainment products.

VGTL is a member of EquityGroups: An Investors Social Network.

Forward Looking Statement

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance and achievement. These risks and uncertainties are described in the VGTel, Inc. filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

Contact Information

•	Contacts

Investor Relations:

Mark Kabbash

646-408-2661